UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020

CELANESE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.125% Senior Notes due 2023	CE /23	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Definitive Agreement to Sell Equity Investment in Polyplastics Joint Venture

On July 20, 2020, Celanese Corporation (“Celanese” or the “Company”) and its indirect wholly-owned subsidiary Celanese Sales Netherlands B.V. (the “Seller”) entered into a definitive agreement (the “Transaction Agreement”) to sell the Seller’s 45% joint venture equity interest (the “Shares”) in Polyplastics Company, Ltd. (“Polyplastics”) to its joint venture partner Daicel Corporation (“Daicel”) for a purchase price of $1.575 billion in cash.

In addition to the sale of the Shares, the Transaction Agreement provides for the amendment of certain supply agreements and the execution of certain intellectual property licenses between Celanese, certain of its affiliates, Polyplastics and Daicel, as applicable, as well as the termination of certain agreements and a mutual release of liabilities under such terminated agreements.

The Transaction Agreement contains representations, warranties and covenants of the parties thereto customary for transactions of this type. Consummation of the transaction is subject to customary closing conditions, including, among others, receipt of certain antitrust approvals, accuracy of representations and warranties, and performance by the parties of their respective covenants. The Transaction Agreement contains limited termination rights for the parties thereto, including the ability of Daicel or Celanese to terminate the Transaction Agreement if the closing has not occurred by 12 months from signing subject to a limited three-month extension right of either party if required antitrust approvals have not been obtained by such deadline. The Transaction Agreement also contains indemnification obligations of each party with respect to breaches of their respective representations, warranties and covenants, and certain other designated matters, on terms further described in the Transaction Agreement.

The Polyplastics transaction is currently expected to close in the second half of 2020, subject to possible extension. Until the closing, Polyplastics will continue to operate under its current joint venture ownership and management structure, and will continue to pay dividends in accordance with the existing joint venture agreements.

The foregoing description of the Transaction Agreement is not intended to be complete and is qualified in its entirety by reference to the Transaction Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of the Transaction Agreement as of the specific dates therein, were solely for the benefit of the parties to the Transaction Agreement, are not intended as statements of fact to be relied upon, may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Transaction Agreement is included with this filing only to provide investors with information regarding its terms, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 7.01	Regulation FD Disclosure.

Press Release

On July 20, 2020, the Company issued a press release announcing the Polyplastics transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Investor Call

On July 20, 2020, Lori J. Ryerkerk, the Company’s Chief Executive Officer and President, Scott A. Richardson, the Company’s Executive Vice President and Chief Financial Officer, and Thomas F. Kelly, the Company’s Senior Vice President, Engineered Materials, will make a presentation to investors and analysts via conference call and webcast hosted by the Company at 1:00 p.m. ET (12:00 p.m. CT). The presentation and press release may be accessed on our website at investors.celanese.com under News & Events — Events Calendar. This call will be available by webcast at www.investors.celanese.com or by phone as set forth in the press release furnished as Exhibit 99.1 to this Current Report. A copy of the presentation for the webcast is furnished as Exhibit 99.2 to this Current Report.

During the webcast, management may make references to certain Non-GAAP financial measures. Non-GAAP financial measures appearing in the presentation are accompanied by the most directly comparable GAAP financial measure and a reconciliation of the GAAP financial measures to the Non-GAAP financial measures.

Item 8.01	Other Events.

On July 20, 2020, the Company announced that its Board of Directors has approved a new $500 million share repurchase authorization. The new share repurchase authorization represents approximately 5% of the company’s shares outstanding. Prior to this increase, approximately $1.063 billion remained on the existing share repurchase authorization which remains available in addition to the new $500 million share repurchase authorization, bringing the total remaining authorization to $1.563 billion, or approximately 15% of the Company’s shares outstanding.

Forward-Looking Statements

The information set forth in this Current Report contains certain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, performance, planned investments, capital expenditures and other information that is not historical information. Forward-looking statements can be identified by words such as “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. These include the timing of the closing of the transaction described herein, the company’s ability to obtain regulatory approval for, and satisfy closing conditions to, any transactions described herein and the company’s ability to identify and execute on other attractive investment opportunities towards which to deploy capital. Numerous other factors, many of which are beyond the Company’s control could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and other filings made with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date the statement is made to reflect the occurrence of anticipated or unanticipated events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are being filed and furnished, as applicable, herewith:

Exhibit Number
10.1	Transaction Agreement, dated July 20, 2020, among Celanese Corporation, Celanese Sales Netherlands B.V., Daicel Corporation and Polyplastics Company, Ltd.

99.1	Press Release dated July 20, 2020*

99.2	Investor Presentation dated July 20, 2020*

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document contained in Exhibit 101).

* The information in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2 furnished thereunder, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information in Item 7.01 this Current Report, including the exhibits furnished thereunder, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in such item in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ Michael R. Sullivan
Name:	Michael R. Sullivan
Title:	Vice President, Deputy General Counsel and Assistant Secretary

Date:	July 20, 2020